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                                                                      Exhibit 21


                               NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

  Jurisdiction of
   Incorporation                             Name
   -------------                             ----

  INTERNATIONAL:
  --------------
  Australia                          Nordson Australia Pty. Limited
  Austria                            Nordson GmbH
  Belgium                            Nordson Benelux S.A./N.V.
  Brazil                             Nordson do Brasil Industria
                                        E.Comercio Ltda.
  Canada                             Nordson Canada Limited
  China                              Nordson (China) Co. Ltd.
  Colombia                           Nordson Andina Limitada
  Czech Republic                     Nordson CS, spol.s.r.o.
  Denmark                            Nordson Danmark A/S
  Finland                            Nordson Finland Oy
  France                             Nordson France S.A.
  Germany                            Nordson Deutschland GmbH (1)
  Germany                            Nordson Engineering GmbH
  Germany                            Nordson Euro Trading GmbH (2)
  Hong Kong                          Nordson Application Equipment, Inc.
  India                              Nordson India Private Limited
  Italy                              Nordson Italia SpA
  Japan                              Nordson K.K.
  Japan                              Nordson Advanced Systems K.K. (3)
  Malaysia                           Nordson (Malaysia) Sdn. Bhd.
  Mexico                             Nordson de Mexico, S.A. de C.V.
  The Netherlands                    Nordson Benelux B.V.
  The Netherlands                    Nordson Technology B.V.
  The Netherlands                    Nordson European Distribution B.V.
  The Netherlands                    Nordson B.V.
  Norway                             Nordson Norge A/S
  Poland                             Nordson Polska Sp.z.o.o.
  Portugal                           Nordson Portugal Equipamento
                                        Industrial, Lda.
  Russia                             Nordson Deutschland GmbH -
                                        Representative Office
  Singapore                          Nordson S.E. Asia (Pte.) Ltd.
  South Korea                        Nordson Sang San Ltd.
  Spain                              Nordson Iberica, S.A.
  Sweden                             Nordson Sverige AB
  Switzerland                        Nordson (Schweiz) A.G. (4)
  Taiwan                             Nordson Pacific, Inc. -
                                        Representative Office
  Thailand                           Nordson (Thailand) Limited
  United Kingdom                     Nordson (U.K.) Limited
  United Kingdom                     Spectral Technology Group Limited


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INTERNATIONAL LOCATIONS (cont.)

  Jurisdiction of                    Name
     Incorporation                   ----
     -------------

  United Kingdom                     Nordson U.V. Limited. (5)
  US Virgin Islands                  Nordson FSC, Inc.
  Venezuela                          Nordson International de Venezuela,
                                        C.A.
  Vietnam                            Nordson Pacific, Inc. -
                                        Representative Office


  DOMESTIC
  --------
  Alabama                            Nordson Corporation
  California                         Asymptotic Technologies, Inc. (6)
  California                         Slautterback Corporation
  California                         Mountaingate Engineering, Inc.
  California                         Heron Technology, Inc. (7)
  California                         March Instruments, Inc. (8)
  Connecticut                        Electrostatic Technology, Inc.
  Delaware                           Lambda Technologies, Inc. (9)
  Florida                            Advanced Plasma Systems, Inc. (10)
  Georgia                            J and M Laboratories, Inc.
  New Jersey                         Horizon Lamps, Inc. (11)
  New Jersey                         Veritec Technologies, Inc. (12)
  Ohio                               Nordson Pacific, Inc.
  Ohio                               Nordson U.S. Trading Company
  Ohio                               Nordson U.V. Inc. (13)



( 1)     Owned by Nordson Engineering GmbH and Nordson Corporation
( 2)     Owned by Nordson Engineering GmbH
( 3)     Formerly known as Nordson Engineering K.K.
( 4)     Owned by Nordson Benelux S.A./N.V.
( 5) Owned by Spectral Technology Group Limited. Formerly known as A.C.T. Spectral, Ltd.
( 6)     Doing business as Asymtek
( 7)     Owned by Mountaingate Technology, Inc.
( 8)     Acquired a 100% equity interest in this Company effective March 19,
         1999.
( 9) Acquired an equity interest in this Company by purchasing 307,692 shares of Series "D" Preferred Stock with an option to purchase an additional 153,846 shares. Lambda Technologies, Inc. is located in Raleigh, North Carolina
(10) Acquired a 100% equity interest in this Company effective January 15, 1999.
(11) Acquired a 100% equity interest in this Company effective September 2, 1999.
(12) Acquired a 100% equity interest in this Company effective July 19, 1999.
(13)     Formerly known as A.C.T. Spectral, Inc.